UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2026

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 29, 2026, at 9:00 a.m., Eastern Time, TopBuild Corp. (the “Company”) held a virtual special meeting of the Company’s stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on and approved a proposal (the “TopBuild Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of April 18, 2026 (the “Merger Agreement”), by and among the Company, QXO, Inc., a Delaware corporation (“QXO”), Titanium MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of QXO (“Titanium Merger Sub”), and Titanium MergerCo 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of QXO (“Forward Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, (a) Titanium Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of QXO (the “Titanium Merger”), and (b) immediately following the Titanium Merger, the Company will merge with and into Forward Merger Sub, with Forward Merger Sub continuing as the surviving company (together with the Titanium Merger, the “Mergers”). Prior to the Special Meeting, the Company delivered a definitive joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) to its stockholders describing (i) the Special Meeting, (ii) the Mergers, (iii) the TopBuild Merger Proposal, (iv) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers and as contemplated by the Merger Agreement (the “TopBuild Compensation Proposal”), (v) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “TopBuild Adjournment Proposal”) and (vi) related information. The Joint Proxy Statement/Prospectus was filed with the U.S. Securities and Exchange Commission on May 29, 2026.

As of the close of business on May 26, 2026, the record date for the Special Meeting, there were 28,024,568 shares of the Company’s common stock issued and outstanding. At the Special Meeting, 23,451,576 shares of the Company’s common stock were represented by proxy or by attending the Special Meeting, representing approximately 84% of the Company’s common stock outstanding as of the record date, which constituted a quorum to conduct business at the Special Meeting. Virtual attendance at the Special Meeting constituted presence in person for purposes of satisfying the quorum and voting requirements. The following are the final voting results on the TopBuild Merger Proposal, the TopBuild Compensation Proposal and the TopBuild Adjournment Proposal, each of which is more fully described in the Joint Proxy Statement/Prospectus.

TopBuild Merger Proposal: The number of shares voted “For” or “Against,” as well as abstentions, with respect to the TopBuild Merger Proposal presented at the Special Meeting were:

For	Against	Abstain
18,198,701	5,243,756	9,119

TopBuild Compensation Proposal: The number of shares voted “For” or “Against,” as well as abstentions, with respect to the TopBuild Compensation Proposal presented at the Special Meeting were:

For	Against	Abstain
27,705,362	1,711,507	34,707

TopBuild Adjournment Proposal: The number of shares voted “For” or “Against,” as well as abstentions, with respect to the TopBuild Adjournment Proposal presented at the Special Meeting were:

For	Against	Abstain
19,696,549	3,742,610	12,417

With respect to the TopBuild Adjournment Proposal, although the TopBuild Adjournment Proposal would have received sufficient votes to be approved, no motion was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

Because each of the TopBuild Merger Proposal, the TopBuild Compensation Proposal and the TopBuild Adjournment Proposal were “non-routine” under applicable rules of the New York Stock Exchange, brokers, banks and other nominees did not have discretionary authority to vote on any such proposals and were not able to vote on any such proposals absent instructions from the beneficial owner. Accordingly, there were not any broker non-votes at the Special Meeting.

Item 7.01Regulation FD Disclosure.

On June 29, 2026, the Company and QXO issued a joint press release announcing the results of the voting at their respective special meetings of stockholders each held on June 29, 2026. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in the joint press release and in this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.  Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act except to the extent such other filing specifically incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Joint Press Release, dated June 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ Luis F. Machado
		Name:	Luis F. Machado
		Title:	Vice President, General Counsel and Corporate Secretary
Dated: June 29, 2026